EXHIBIT 10.2
                               [LIGAND LETTERHEAD}


8 December 2005

Tod Mertes
608 The Strand
Oceanside, CA  92054

Dear Tod:

                  The purpose of this letter agreement is to document 1) the terms of a severance package to which you will be entitled should your employment with Ligand Pharmaceuticals Incorporated (the "Company") terminate under certain specified circumstances and 2) the terms of a stay bonus to which you will become entitled under certain other circumstances.

                  DEFINITIONS.   For  purposes  of  this  letter  agreement  the
following definitions will be in effect:

               1. "Involuntary Termination" or "Involuntarily Terminated" means the termination of your employment with the Company:

                        (i) upon your involuntary discharge or dismissal, or

                        (ii) upon your resignation in connection with any of the
               following changes to the terms and conditions of your employment:
               (A) a change in your position with the Company which materially reduces your level of responsibility, (B) a material reduction in your level of compensation (including base salary, fringe benefits and participation in non-discretionary bonus programs under which awards are payable pursuant to objective financial or performance standards, but excluding equity compensation) or (C) a relocation of your principal place of employment by more than fifty (50) miles.

               2. "Termination for Cause" means an Involuntary Termination or resignation of your employment with the Company by reason of your conviction of any felony or other criminal act, your commission of any act of fraud or embezzlement, your unauthorized use or disclosure of confidential or proprietary information or trade secrets of the Company or its subsidiaries, or any other intentional misconduct on your part which adversely affects the business or affairs of the Company in a material manner.

               INVOLUNTARY TERMINATION BENEFITS. In the event you are Involuntarily Terminated, other than a Termination for Cause, you will receive within 10 business days of such Involuntary Termination a lump-sum payment before taxes equal to twelve (12) months' refular salary
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               as in effect at your termination date, PROVIDED you are not also entitled by reason of such Involuntary Termination to receive change of control severance benefits under the executive severance letter agreement between you and the Company dated May 20, 2003 (or any successor agreement thereto).

               STAY BONUS. Provided that you are continuously employed by the Company and available for work (except normal holidays and approved paid time off) from the date of this letter, up to and including December 31, 2006, you will receive on or before January 31, 2007 a lump-sum payment before taxes equal to 4 months' regular salary (the "Stay Bonus") as in effect on December 31, 2006. In the event of your Involuntary Termination in connection with a Change of Control (as defined in the executive severance letter agreement between you and the Company dated May 20, 2003 (or its successor)) prior to June 30, 2006, you will be entitled to receive within 10 business days of such Involuntary Termination, in addition to any benefits under such other agreement, one half of the Stay Bonus based on your salary as in effect at the date of such Involuntary Termination. In the event of your Involuntary Termination in connection with a Change of Control (as defined in the executive severance letter agreement between you and the Company dated May 20, 2003 (or its successor)) on or after June 30, 2006 up to and including December 31, 2006, you will be entitled to receive within 10 business days of such Involuntary Termination, in addition to any benefits under such other agreement, the full Stay Bonus based on your salary as in effect at the date of such Involuntary Termination.


               MISCELLANEOUS PROVISIONS

               1. Entire Agreement; Amendments. This letter agreement sets forth the complete understanding of the parties with respect to the subject matter hereof and merges all prior communications, PROVIDED THAT, for clarity, this letter agreement is separate from and in addition to (a) that executive severance letter agreement between you and the Company dated May 20, 2003 (or any successor thereto) (b) your regular salary and annual bonus (c) your restatement completion bonus offer. No amendment of this letter agreement shall be effective unless in writing and signed by both parties.

               2. Term. This letter agreement shall expire on December 31, 2006.

               3. General Creditor Status. The benefits to which you may become entitled under this letter agreement will be paid, when due, from the general assets of the Company. Your right (or the right of the executors or administrators of your estate) to receive any such payments will at all times be that of a general creditor of the Company and will have no priority over the claims of other general creditors of the Company.

               4. Death. Should you die before receipt of all benefits to which you become entitled under this letter agreement, then the payment of such benefits will be made, on the due date or dates hereunder had you survived, to the executors or administrators of your estate.

               5. Miscellaneous. The provisions of this letter agreement will be construed and interpreted under ERISA. To the extent ERISA is inapplicable, then the laws of the State of California shall control, without regard to that state's choice of law provisions. If any provision of this letter agreement as applied to any party or to any circumstance should be adjudged by an arbitrator or court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those so adjudicated, the application of any other provision of this letter agreement, or the enforceability or invalidity of this letter agreement as a whole. Should any provision of this letter agreement become or be determined to be invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this letter agreement shall continue in full force and effect.

               6. Section 409A Compliance. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that any payment to be made, or benefit provided, pursuant to this Agreement shall be delayed if and to the extent necessary for this Agreement and such payment or benefit to comply with
               Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations and other interpretive guidance issued thereunder.

               7. Remedies. All rights and remedies provided pursuant to this letter agreement or by law will be cumulative, and no such right or remedy will be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this letter agreement.

               8. Arbitration. Any controversy which may arise between you and the Company with respect to the construction, interpretation or application of any of the terms, provisions or conditions of this letter agreement or any monetary claim arising from or relating to this letter agreement will be submitted to and exclusively decided by final and binding arbitration in San Diego, California in accordance with the rules of the American Arbitration Association then in effect.

               9. No Employment or Service Contract. Nothing in this letter agreement shall confer upon you any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or you, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason whatsoever, with or without cause.

               10. Proprietary Information. You hereby acknowledge that the Company may, from time to time during your employment with the Company, disclose to you confidential information pertaining to the Company's business and affairs. All information and data, whether or not in writing, of a private or confidential nature concerning the business or financial affairs of the Company is and will remain subject to a separate Proprietary Information and Inventions Agreement (or the like) between you and the Company.

                  Please indicate your acceptance of the foregoing provisions of this severance agreement by signing the enclosed copy of this letter agreement and returning it to the Company. This letter agreement is subject to approval by the Compensation Committee, and upon such approval shall be effective as of the first date written above.

Very truly yours,

LIGAND PHARMACEUTICALS INCORPORATED

/s/ David E. Robinson

David E. Robinson
Chairman, President and CEO



ACCEPTED BY AND AGREED TO


Signature:  /s/ Tod G. Mertes


Dated:      12/13/05